ALEXANDER & BALDWIN, INC.

Subsidiaries as of February 1, 2013

Name of Subsidiary	State or Other Jurisdiction Under Which Organized
SUBSIDIARIES AND RELATED ENTITIES*
Alexander & Baldwin, LLC
Entities in which Alexander & Baldwin, LLC is involved as a member and/or manager:
A&B Gateway LLC
A&B Lot 100 LLC
AB Hawaii Royal MacArthur LLC
ABI Concorde LLC
ABI Mililani Gateway South LLC
Hawaii Hawaii Hawaii Hawaii Hawaii Hawaii
A & B Properties, Inc.
Entities in which A & B Properties, Inc. is involved as a member and/or manager:
A&B Airport Hotel LLC
A&B Alakea LLC
A&B Deer Valley LLC
A&B Guam LLC
A&B Hokua LLC
A&B Ka Milo LLC
A&B Kakaako LLC
A&B Kane LLC
A&B Lanihau LLC
A&B Little Cottonwood LLC
A&B Mililani Investment LLC
A&B MLR LLC
MLR Golf Partners LLC**
A&B Ninigret LLC
A&B P&L LLC
A&B Riverside LLC
A&B Santa Barbara LLC
Santa Barbara Land and Ranching
   Company, LLC**
A&B Visalia 1 LLC
A&B Visalia 3 LLC
A&B Waianae LLC
A&B Waiawa LLC
Waiawa Ridge Development LLC**
A&B Waikiki LLC
A&B Wailea LLC
Wailea MF-7 LLC
Wailea MF-8 LLC
Kai Malu Wailea LLC**
A&B Waipio 100 LLC
A&B Waipio Shopping Center LLC
A&B Westridge LLC**
AB Properties Concorde LLC
ABP Deer Valley LLC
ABP Komohana LLC
ABP Mililani Gateway LLC
ABP Mililani Gateway South LLC
ABP Savannah-A LLC
ABP Savannah-B LLC
Avenue Penn LLC
Blacksand Hawaii Investment LLC
Bridgeport Marketplace, LLC**
Brydeswood Water Company
Centre Pointe Marketplace, LLC**
Crossroads Plaza Development
   Partners, LLC**
Hokua Development Group LLC**
Kahului Town Center LLC
Kai Lani Company, LLC**
Kamuela Associates LLC**
KDC, LLC
 BKDC Kauai Estates LLC
Kukui`ula Development Company
   (Hawaii), LLC**
Koloa Housing I LLC**
Kukui’ula Housing Development LLC**
Kukui`ula Village LLC**
Kewalo Development LLC
KKV Management LLC
Kona Development Group LLC**
Mahina Ka Milo LLC**
Palmdale Trade & Commerce Center, LLC**
Panama and Gosford Retail, LLC**
Port Allen Residential LLC
Rye Canyon Office Partners, LLC**
Square One Lahaina LLC
Wailea Estates LLC
Wailea Water Services LLC
Waimanu Development LLC
WDCI Deer Valley LLC
WDCI Heritage LLC
WDCI Komohana LLC

Hawaii

Hawaii
Hawaii
Delaware
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
Utah
Hawaii
Hawaii
Hawaii
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Hawaii
Hawaii
Hawaii
Delaware

Hawaii
Delaware
Delaware
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
California
Hawaii
Delaware
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
California
Hawaii
California
California

Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii

Hawaii
Hawaii
Delaware
Hawaii
Hawaii
Hawaii
Hawaii
California
California
Hawaii
California
Hawaii
Hawaii
Hawaii
Hawaii
Delaware
Hawaii
Hawaii

Agri-Quest Development Company, Inc.	Hawaii
East Maui Irrigation Company, Limited	Hawaii
Hawaiian DuraGreen, Inc.	Hawaii
Kahului Trucking & Storage, Inc.	Hawaii
Kauai Commercial Company, Incorporated	Hawaii
Kukui`ula Development Company, Inc. Entities in which Kukui’ula Development Company, Inc. is involved as a member and manager: South Shore Resources LLC McBryde Sugar Company, LLC	Hawaii Hawaii
Subsidiary: McBryde Resources, Inc. Entities in which McBryde Sugar Company, LLC is involved as a member or manager: McBryde Concorde LLC	Hawaii Hawaii Hawaii
Ohanui Corporation	Hawaii

Division: Hawaiian Commercial & Sugar Company	Hawaii
OTHER RELATED ENTITIES Alexander & Baldwin Foundation Alexander & Baldwin Sugar Museum Hawaiian Sugar & Transportation Cooperative (a Hawaii agricultural cooperative association)	Hawaii Hawaii Hawaii
INACTIVE SUBSIDIARIES* A & B Inc.	Hawaii

*Wholly-owned unless otherwise indicated.
**Partial ownership.